Chanticleer Holdings Reports Asset and Revenue Growth and Improvement in Gross Profit Margins for Q4 and Full Year 2013 Financials

CHARLOTTE, NC – March 31, 2014 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announces the release of its 2013 financial results for the fourth quarter and full year ended December 31, 2013.

Highlights:

•	Revenue for the fourth quarter 2013 was $3.3 million, compared with $2.0 million in the comparable period in 2012, an increase of 66.8%. For the full year 2013, revenue was $8.2 million compared with $6.9 million in the comparable period in 2012, an increase of 20.4%. Restaurant revenues were primarily responsible for the increase, including additional revenues from the purchase of American Roadside Burgers (ARB) on September 30, 2013, the purchase of the Nottingham (United Kingdom) Hooters in November 2013, the opening of our fifth South African Hooters location in December 2013, and the purchase of a majority interest in Just Fresh (JF) in December 2013.

•	Restaurant gross profit margins for the fourth quarter 2013 were 63.7% compared with 61.4% in the comparable period in 2012. For the full year 2013, gross profit margins were 62.8% compared with 59.1% in 2012.

•	Restaurant same-store net sales, which we define as those open for more than 18 months, were $3.5 million and $3.9 million for the full year of 2013 and 2012, respectively, a decrease of 10.6%. In South African local currency, same-store net sales for the full year of 2013 compared to 2012 increased 4.9%. Same-store net sales were $0.9 million and $1.0 million in the fourth quarter 2013 and 2012, respectively, a decrease of 8.1%. In South African local currency, same-store net sales for the fourth quarter of 2013 compared to 2012 increased 3.9%.

•	Restaurant operating expenses for the fourth quarter 2013 were $2.1 million, or 63.3% of restaurant revenue, compared with $1.1 million, or 58.7% of restaurant revenue for the year-ago fourth quarter. For the full year 2013, restaurant operating expenses were $4.9 million, or 60.3% of restaurant revenue, compared with $3.8 million, or 56.1% for the full year 2012.

•	General and administrative expenses (“G&A”) for the fourth quarter 2013 were $1.9 million, or 58.6% of total revenue, compared with $0.6 million or 32.2% of total revenue in the comparable period in 2012. Full-year 2013 G&A was $4.2 million, or 51.3% of total revenue compared with $2.3 million, or 33.7% of total revenue for the full year 2012. Approximately $1.1 million of the G&A in 2013 was non-cash related to issuing common stock and warrants for services.

•	Restaurant EBITDA for the fourth quarter of 2013 and 2012 was approximately $35,000 and $52,000, respectively, a decrease of 33.5%. The Nottingham Hooters and JF restaurants were not part of the Company for the full fourth quarter of 2013. Restaurant EBITDA for the full year 2013 and 2012 was $229,000 and $205,000, respectively, an increase of 11.6%. Our improved gross margins were offset by an increase in operating expenses, including increased occupancy costs and higher payroll costs. EBITDA is a non-GAAP financial measure – see “Use of Non-GAAP Measures” below and the attached reconciliation.

•	Net loss for the fourth quarter 2013 was $2.3 million, a loss of $0.61 per share, compared with $879,000, a loss of $0.24 per share for the 2012 fourth quarter. Net loss for the full year was $5.2 million, a loss of $1.19 per share, compared with $3.2 million, or a loss of $1.13 per share, for the full year 2012. Approximately $1.1 million of the net loss in 2013 was non-cash related to issuing common stock and warrants for services.

•	There were 6,287,365 shares of common stock issued and outstanding as of March 15, 2014.

•	Hooters restaurants - the Company owns all or part of the Hooters franchise rights to develop and operate Hooters restaurants in South Africa, Hungary, Poland, five states of Brazil, and parts of the United Kingdom, and has joint ventured with the existing franchisee in Australia. As of December 31, 2013, there were eight restaurants in these territories. An additional three new locations are expected to open in the coming months: two in Australia and one in Brazil. On January 31, 2014, the Company acquired two existing Hooters locations, one in Portland, Oregon and one in Tacoma, Washington, which are the Company’s first U.S. locations.

•	New restaurant brands - the Company owns a majority interest in Just Fresh Restaurants, currently with five locations in the Charlotte, NC area, and a sixth location planned to open on April 11, 2014, inside the BB&T Ballpark, home of the Charlotte Knights AAA baseball team. Chanticleer also owns American Roadside Burgers, Inc., with four locations in the Carolinas and one location in Smithtown, New York. On January 31, 2014, the Company acquired Spoon Bar & Kitchen, a fine dining seafood restaurant operated by Chef John Tesar, located in Dallas, TX.

Mike Pruitt, Chairman and Chief Executive Officer, commented, “We surpassed our goal in 2013 of having 10 restaurants to end the year with 18 locations and we have continued to expand our footprint to include our first two U.S. Hooters restaurants and our recently acquired Spoon Bar & Kitchen. With 21 locations to date, our consolidated net revenues were approximately $1.8 million in February 2014, despite dreadful weather for approximately three days at 11 of our U.S. restaurants, as well as February being a short and historically slow month. We continue to make steady progress in our gross profits and our South African Hooters achieved EBITDA positive results in 2013. I continue to believe we will achieve positive EBITDA for the Company by the fourth quarter of 2014.”

“We are excited to see successful penetration of the Hooters brand in our existing territories overseas, with Nottingham giving us great momentum to find new Hooters sites in the United Kingdom. We believe we have a great opportunity to expand our other concepts in both domestic and international markets. We look forward to announcing our first quarter 2014 results with all our new restaurants (Spoon and Hooters Pacific Northwest) integrated for two months of the quarter.”

For full disclosure relating to our year-end financial information, please refer to Chanticleer’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014, available online at www.sec.gov.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants, non-cash expenses for services, change in fair value of derivative liability and gain on extinguishment of debt. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Headquartered in a Charlotte, NC, Chanticleer Holdings, Inc. (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including England, South Africa, Hungary, and Brazil and has joint ventured with the current Hooters franchisee in Australia. The Company also owns and operates American Roadside Burgers, Spoon Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these forward-looking statements by the words “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “target,” “aim,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” or the negative of these words and other comparable words. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;

•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

•	Our business depends on our relationship with Hooters;

•	We do not have full operational control over the businesses of our franchise partners;

•	Failure by Hooters to protect its intellectual property rights, including its brand image;

•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

•	Increases in costs, including food, labor and energy prices;

•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

•	Our food service business and the restaurant industry are subject to extensive government regulation;

•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

•	Inherent risk in foreign operation;

•	We may not attain our target development goals and aggressive development could cannibalize existing sales;

•	Current conditions in the global financial markets and the distressed economy;

•	A decline in market share or failure to achieve growth;

•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;

•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

•	Adverse effects on our operations resulting from certain geo-political or other events.

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there will be differences between projected and actual results.  The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise.  We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made.  Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc. Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
ASSETS
Current assets:
Cash	$442,694	$1,223,803
Accounts receivable	227,181	161,073
Other receivable	50,380	85,473
Inventories	381,408	227,023
Due from related parties	116,305	117,899
Prepaid expenses	494,241	170,769
Assets of discontinued operations	924	44,335
TOTAL CURRENT ASSETS	1,713,133	2,030,375
Property and equipment, net	5,620,189	2,316,146
Goodwill	6,496,756	396,487
Intangible assets, net	3,424,632	559,832
Investments at fair value	55,112	56,949
Other investments	2,491,963	2,116,915
Deposits and other assets	285,821	169,727
TOTAL ASSETS	$20,087,606	$7,646,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$700,168	$236,110
Derivative liability	2,146,000	-
Accounts payable and accrued expenses	2,424,373	1,108,305
Other current liabilities	135,286	361,586
Current maturities of capital leases payable	59,162	27,965
Deferred rent	53,303	10,825
Due to related parties	12,191	13,733
Liabilities of discontinued operations	1,500	14,328
TOTAL CURRENT LIABILITIES	5,531,983	1,772,852
Convertible notes payable, net of discount of $2,583,333	416,667	-
Capital leases payable, less current maturities	105,918	60,518
Deferred rent	1,055,138	98,448
Deferred tax liabilities	1,340,000	-
Other liabilities	220,341	186,060
Long-term debt, less current maturities	178,565	-
TOTAL LIABILITIES	8,848,612	2,117,878
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 5,387,897 and 3,698,896 shares at December 31, 2013 and 2012, respectively	541	370
Additional paid in capital	25,404,994	14,898,423
Other comprehensive (loss) income	(88,370)	(181,741)
Non-controlling interest	394,645	70,198
Accumulated deficit	(14,472,816)	(9,258,697)
	11,238,994	5,528,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,087,606	$7,646,431

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2013 and 2012

	2013	2012
Revenue:
Restaurant sales, net	$8,144,035	$6,752,323
Management fee income - non-affiliates	103,452	100,000
Total revenue	8,247,487	6,852,323
Expenses:
Restaurant cost of sales	3,031,457	2,761,949
Restaurant operating expenses	4,909,580	3,785,034
Restaurant pre-opening expenses	56,902	204,126
General and administrative expense	4,233,629	2,309,405
Depreciation and amortization	622,274	383,454
Total expenses	12,853,842	9,443,968
Loss from operations	(4,606,355)	(2,591,645)
Other income (expense)
Equity in earnings (losses) of investments	(125,017)	(14,803)
Interest and other income	82,411	23
Interest expense	(757,733)	(474,926)
Change in fair value of derivative liabilities	119,600	-
Total other expense	(680,739)	(489,706)
Loss from continuing operations before income taxes	(5,287,094)	(3,081,351)
Provision for income taxes	40,935	19,205
Loss from continuing operations	(5,328,029)	(3,100,556)
Loss from discontinued operations, net of taxes	(25,215)	(293,977)
Consolidated net loss	(5,353,244)	(3,394,533)
Less: Net loss attributable to non-controlling interest	139,125	227,968
Net loss attributable to Chanticleer Holdings, Inc.	$(5,214,119)	$(3,166,565)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(5,188,904)	$(2,872,588)
Loss from discontinued operations	(25,215)	(293,977)
	$(5,214,119)	$(3,166,565)

Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	3,984	(261,404)
Foreign translation gains	90,384	29,013
Other comprehensive loss	$(5,119,751)	$(3,398,956)

Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(1.19)	$(1.13)
Discontinued operations attributable to common shareholders, basic and diluted	$(0.01)	$(0.12)
Weighted average shares outstanding	4,365,468	2,541,696

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net loss	$(5,328,029)	$(3,101,215)
Less: net loss from discontinued operations	(25,215)	(293,318)
Net loss from continuing operations	(5,353,244)	(3,394,533)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	622,274	383,454
Equity in losses of investments	125,017	14,803
Common stock issued for services	569,990	32,400
Loss (gain) on sale of investments	-	16,598
Amortization of debt discount	566,867	-
Warrants issued for consulting services	486,272	169,200
Warrant liability adjustment	(119,600)	-
Gain on debt extinguishment	(70,900)	-
Increase in amounts due from affiliate	52	(77,643)
Increase in accounts receivable	7,455	(52,359)
Increase in other receivable	179,919	(43,364)
Increase in prepaid expenses and other assets	(165,356)	(125,368)
Increase in inventory	5,966	(121,950)
Increase (decrease) in accounts payable and accrued expenses	464,932	785,966
Increase in deferred rent	(56,426)	58,886
Net cash used in operating activities from continuing operations	(2,736,782)	(2,353,910)
Net cash provided by (used in) operating activities from discontinued operations	32,583	(24,471)
Net cash used in operating activities	(2,704,199)	(2,378,381)

Cash flows from investing activities:
Cash acquired in acquisitions	243,991	-
Investment return of capital	99,934	-
Purchase of investments	(674,084)	(1,202,936)
Franchise costs	(76,822)	(239,684)
Purchase of property and equipment	(3,658,224)	(1,173,801)
Net cash used in investing activities from continuing operations	(4,065,205)	(2,616,421)

Cash flows from financing activities:
Proceeds from sale of common stock	3,073,397	7,051,464
Loan proceeds	3,622,000	2,915,000
Loan repayments	(756,299)	(3,939,098)
Capital lease payments	(45,356)	(45,814)
Non-controlling interest investment	-	90,000
Other liabilities	-	(46,282)
Net cash provided by financing activities from continuing operations	5,893,742	6,025,270
Effect of exchange rate changes on cash	94,553	28,206
Net increase in cash and cash equivalents	(781,109)	1,058,674
Cash, beginning of year	1,223,803	165,129
Cash, end of year	$442,694	$1,223,803

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows, continued

For the Years Ended December 31, 2013 and 2012

	2013	2012
Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$92,049	$273,468
Income taxes	25,928	-

Non-cash investing and financing activities:
Convertible notes payable exchanged for common stock	$-	$1,907,238
Common stock issued for Hoot limited partner units	-	986,651
Purchase of equipment using capital leases	121,980	-

Acquisition of subsidiaries:
Current assets, excluding cash and cash equivalents	$475,326	$-
Property and equipment	3,263,146	-
Goodwill	6,100,269	-
Trade name/trademark	2,794,443	-
Deposits and other assets	98,035	-
Liabilities assumed	(2,110,436)	-
Deferred tax liabilities	(1,340,000)	-
Non-controlling interest	(463,571)	-
Common stock and warrants issued	(5,321,203)	-
Cash paid	(3,740,000)	-
Cash received in excess of cash paid in acquisitions	$(243,991)	$-

Reconciliation of net loss from continuing operations to EBITDA

Unaudited

Three months ended December 31, 2013:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	JF	Management	Totals
GAAP net income (loss) from continuing operations	(44,151)	(20,515)	(273,498)	112,305	(47,954)	(1,982,241)	(2,046,907)
Interest expense	8,353	-	-	-	-	310,439	318,792
Change in fair value of derivative liablility	-	-	-	-	-	(195,500)	(195,500)
Non-cash expenses related to services	-	-	-	-	-	779,738	779,738
Pre-opening expenses	39,364	-	-	-	-	-	39,364
Depreciation and amortization	97,307	33,671	95,679	1,930	18,323	2,138	249,048
Income taxes	13,719	-	-	-	-	-	13,719
EBITDA	$114,592	$13,156	$(177,819)	$114,235	$(29,631)	$(1,085,426)	$(841,746)
Total Restaurants EBITDA					$34,533

Three months ended December 31, 2012:

	South Africa	Hungary				Management	Totals
GAAP net loss from continuing operations	13,777	(119,441)				(669,187)	(774,851)
Interest expense	15,824	-				23,759	39,583
Non-cash expenses related to services	-	-				42,110	42,110
Pre-opening costs	(911)	14,870				-	13,959
Depreciation and amortization	86,619	29,968				(18,704)	97,883
Income taxes	11,208	-				-	11,208
EBITDA	$126,517	$(74,603)				$(622,022)	$(570,108)
Total Restaurants EBITDA		$51,914

Year ended December 31, 2013:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	JF	Management	Totals
GAAP net income (loss) from continuing operations	(115,753)	(125,115)	(273,498)	112,305	(47,954)	(4,738,889)	(5,188,904)
Interest expense	36,460	-	-	-	-	721,273	757,733
Change in fair value of derivative liablility	-	-	-	-	-	(119,600)	(119,600)
Non-cash expenses related to services and warrants	-	-	-	-	-	1,056,262	1,056,262
Pre-opening expenses	56,902	-	-	-	-	-	56,902
Gain on debt extinguishment	(70,900)	-	-	-	-	-	(70,900)
Depreciation and amortization	378,410	121,434	95,679	1,930	18,323	6,498	622,274
Income taxes	40,935	-	-	-	-	-	40,935
EBITDA	$326,054	$(3,681)	$(177,819)	$114,235	$(29,631)	$(3,074,456)	$(2,845,298)
Total Restaurants EBITDA					$229,158

Year ended December 31, 2012:
	South Africa	Hungary				Management	Totals
GAAP net loss from continuing operations	(181,128)	(264,865)				(2,426,595)	(2,872,588)
Interest expense	53,339	-				421,587	474,926
Non-cash expenses related to services	-	-				201,600	201,600
Pre-opening costs	37,772	166,354				-	204,126
Depreciation and amortization	334,520	40,166				8,768	383,454
Income taxes	19,205	-				-	19,205
EBITDA	$263,708	$(58,345)				$(1,794,640)	$(1,589,277)
Total Restaurants EBITDA		$205,363